UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 30, 2020
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors
On April 30, 2020, the Board of Directors of Sharps Compliance Corp. (the "Company", "Sharps" or "we") appointed Jack Holmes to the Board of Directors (the "Board") to serve until the Company's 2020 Annual Meeting of Stockholders in November 2020. Mr. Holmes will be compensated consistent with the Company's Non-Employee Board of Director Compensation Policy described in the Company's most recent Proxy Statement filed with the Securities Exchange Commission (the "SEC") on September 26, 2019. The Board expects to appoint Mr. Holmes to one or more Board committees at the Board's regular meeting in June 2020, but the specifics of these appointments have not been determined.

There are no transactions between Mr. Holmes and the Company that would be reportable under Item 404 of Regulation S-K, and no arrangements or understandings with any other persons pursuant to which he was selected. In addition, the Board has determined that Mr. Holmes is an "independent director" within the meaning of the applicable rules of the SEC and NASDAQ.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
Not applicable
(b)        Pro Forma Financial Information
Not applicable
(c)        Exhibits
Exhibit    Description
99.1    Press Release, dated May 4, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2020	SHARPS COMPLIANCE CORP. By: /s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated May 4, 2020